SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant                        |X|
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|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             Lynx Therapeutics, Inc.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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|X| No fee required.
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

                             LYNX THERAPEUTICS, INC.
                             25861 Industrial Blvd.
                            Hayward, California 94545

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

TO THE STOCKHOLDERS OF LYNX THERAPEUTICS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lynx Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 25, 2000, at 9:00 a.m., local time, at the Company's principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected.

      2. To approve the Company's 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000.

      3. To approve the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 60,000,000 shares.

      4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 5, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                              /s/ Edward C. Albini
                                              Edward C. Albini
                                              Secretary

Hayward, California
April 18, 2000

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ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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

                             LYNX THERAPEUTICS, INC.
                             25861 Industrial Blvd.
                            Hayward, California 94545

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                                  MAY 25, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Lynx Therapeutics, Inc., a Delaware corporation ("Lynx" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 25, 2000, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545. The Company intends to mail this proxy statement and accompanying proxy card on or about April 18, 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of common stock at the close of business on April 5, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 5, 2000, the Company had outstanding 11,349,865 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 3, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 3, abstentions and broker non-votes will have the same effect as negative votes.

Voting Via the Internet or by Telephone

      For Shares Registered in the Name of a Broker or Bank. Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

      Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

      The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 25861 Industrial Blvd., Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 16, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 annual meeting of stockholders notifies the Company of such matter prior to March 1, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposal and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      There are six nominees for the six Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company who was previously elected by the stockholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

             MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE.

Nominees

      The names of the nominees and certain information about them are set forth below:

                                                      Principal Position                            Director
                 Name                                  with the Company                 Age           Since
      -----------------------------               ----------------------------------    ---         --------

      Sam Eletr, Ph.D.                            Chairman of the Board                 60            1992
      Norman J. W. Russell, Ph.D.                 President, Chief Executive Officer    47            1999
                                                    and Director
      William K. Bowes, Jr.(1)(2)                 Director                              73            1994
      Sydney Brenner, M.B., D. Phil.              Director and Principal Scientific     72            1993
                                                    Advisor
      James C. Kitch(1)                           Director                              52            1993
      Craig C. Taylor(2)                          Director                              49            1994

      -----------------------------
      (1)   Member of the Audit Committee
      (2)   Member of the Compensation Committee

      Sam Eletr, Ph.D., has served as Chairman of the Board of Lynx since February 1992. He resumed the position of Chief Executive Officer of Lynx from November 1996 to October 1999, a position he previously held from February 1992 through January 1996. In 1981, Dr. Eletr founded Applied Biosystems, Inc., a manufacturer of instruments and consumables for life science research and related applications, now a wholly-owned subsidiary of PE Biosystems, and served as Chairman of the Board of Directors and in various executive positions at Applied Biosystems from its inception until March 1987.

      Norman J. W. Russell, Ph.D., joined Lynx in October 1999 as President and Chief Executive Officer and was elected to the Board of Directors in December 1999. Prior to joining Lynx, he was Head of Biological Science and Technology at AstraZeneca Pharmaceuticals. His previous positions in 20 years at Zeneca included Head of Target Discovery, Head of International Genomics and Head of Biotechnology. Dr. Russell earned a Ph.D. in Physiology from Glasgow University, Scotland.

      William K. Bowes, Jr., has served as a director of Lynx since March 1994. He has been a general partner of U.S. Venture Partners, a venture capital partnership, since 1981. He currently serves as a director of Amgen, Inc., a biotechnology company, AMCC, an integrated circuit company, XOMA Corporation, a biotechnology company, and one U.S. Venture Partners privately owned portfolio company.

      Sydney Brenner, M.B., D.Phil., has served as a director of Lynx since October 1993. In July 1996, he was appointed the Director and President of The Molecular Sciences Institute, a non-profit research institute in Berkeley, California. In September 1996, he retired from his position of Honorary Professor of Genetic Medicine, University of Cambridge Clinical School. From 1986 to his retirement in 1991, Dr. Brenner directed the Medical Research Council Unit of Molecular Genetics. He was a member of the Scripps Research Institute in La Jolla, California, until December 1994. Dr. Brenner is the principal inventor of Lynx's bead-based technologies.

      James C. Kitch has served as a director of Lynx since February 1993 and Secretary of Lynx from February 1992 to December 1997. Since 1979, he has been a partner at Cooley Godward LLP, a law firm, which has provided legal services to Lynx.

      Craig C. Taylor has served as a director of Lynx since March 1994 and served as Acting Chief Financial Officer from July 1994 to April 1997. He has been active in venture capital since 1977, when he joined Asset Management Company. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Pharmacyclics, Inc., a biotechnology company, and several private companies.

Board Committees and Meetings

      During the calendar year ended December 31, 1999, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors, Messrs. Bowes and Kitch. It met one time during such calendar year.

      The Compensation Committee reviews and recommends salaries and incentive compensation for officers and key employees. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan for the employees of the Company and in that capacity approves employee stock option grants. The Compensation Committee is currently composed of two non-employee directors: Messrs. Bowes and Taylor. Mr. Bowes joined the Compensation Committee in February 2000, following the resignation of Ms. Kathleen La Porte, who served on this committee until her resignation from the Company's Board of Directors in February 2000. The Compensation Committee did not meet during this calendar year.

      During the calendar year ended December 31, 1999, all directors except, Dr. Brenner, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF THE 1992 STOCK OPTION PLAN, AS AMENDED

      In July 1992, the Board of Directors of the Company (the "Board") adopted, and the stockholders subsequently approved, the Company's 1992 Stock Option Plan (the "1992 Plan"). As a result of a series of amendments, there are currently 4,200,000 shares of the Company's common stock authorized for issuance under the 1992 Plan. In May 1996, the Board adopted, and the stockholders subsequently approved, an amendment to the 1992 Plan to extend the term of the 1992 Plan until March 2006. At March 1, 2000, options covering an aggregate of 3,719,905 shares, less canceled shares, of common stock had been granted under the 1992 Plan, and approximately 323,305 shares remained available for future grants.

      In December 1999, the Board approved an amendment to the 1992 Plan, subject to stockholder approval, to enhance the flexibility of the Board in granting stock options under the 1992 Plan. The amendment increases the number of shares authorized for issuance under the 1992 Plan by 600,000 shares from a total of 4,200,000 to 4,800,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. During the last fiscal year, the Company granted options under the 1992 Plan (i) to current executive officers and directors to purchase 220,000 shares of common stock at exercise prices of $11.31 to $11.50 per share, and (ii) to all employees and consultants as a group (excluding executive officers) to purchase 419,000 shares of common stock at exercise prices of $9.38 to $20.00 per share.

      Stockholders are requested in this Proposal 2 to approve the 1992 Plan, as amended. If the stockholders fail to approve this Proposal 2, options granted under the 1992 Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1992 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

             MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                             IN FAVOR OF PROPOSAL 2.

      The essential features of the 1992 Plan are outlined below:

General

      The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

      The 1992 Plan was adopted to provide a means by which selected officers, directors, employees of, and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 107 employees and its consultants are currently eligible to participate in the 1992 Plan.

Administration

      The 1992 Plan is administered by the Board. Subject to the provisions of the 1992 Plan, the Board has the power to construe and interpret the 1992 Plan and to determine the persons to whom, and the dates on which, options will be granted, the number of shares of common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

      The 1992 Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, all of the members of which committee may be non-employee directors (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or outside directors (as such term is defined in the Treasury regulations promulgated under Section 162(m) of the
Code). If administration is delegated to a committee, such committee will have, in connection with the administration of the 1992 Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1992 Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Code Section 162(m) and are not expected to be covered by
Section 162(m) at the time of recognition of income resulting from such option, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m). The Board may abolish such committee at any time and revest in the Board the administration of the 1992 Plan. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

Eligibility

      Incentive stock options may be granted under the 1992 Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants are currently eligible to receive nonstatutory stock options under the 1992 Plan. Subject to stockholder approval of this Proposal 2, all of the Company's directors (including specifically all non-employee directors) will also be eligible to receive nonstatutory stock options under the 1992 Plan.

      No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1992 Plan (and all such other plans of the Company and its affiliates), the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which such options are exercisable for the first time by an optionholder during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the 1992 Plan covering more than 1,000,000 shares of common stock during any calendar year.

Stock Subject to the 1992 Plan

      Subject to stockholder approval of this Proposal 2, an aggregate of 4,800,000 shares of common stock are authorized for issuance under the 1992 Plan. If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the 1992 Plan.

Terms of Options

      The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the common stock subject to the option on the date of the option grant. At March 1, 2000, the closing price of the Company's common stock as reported on the Nasdaq National Market was $96.88 per share.

      The exercise price of options granted under the 1992 Plan must be paid either: (a) in cash at the time the option is exercised; (b) at the discretion of the Board, by delivery of other common stock of the Company or pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the 1992 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. Options granted to date under the 1992 Plan typically vest in cumulative increments over a period of five years during the optionholder's employment or service with the Company. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionholder leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of the Company or by a combination of these means.

      Term. The maximum term of options under the 1992 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1992 Plan terminate three months after the optionholder ceases to be in continuous service with the Company or any affiliate of the Company, unless (a) the termination of service is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within 12 months of such termination; (b) the optionholder dies while in service with the Company or any affiliate of the Company, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the service relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

      If any change is made in the stock subject to the 1992 Plan or subject to any option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the 1992 Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the 1992 Plan pursuant to subsection 4(a) of the 1992 Plan and the maximum number of securities subject to award to any person pursuant to subsection 5(c) of the 1992 Plan, and outstanding options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

Effect of Certain Corporate Events

      The 1992 Plan provides that, in the event of a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation shall assume any options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the 1992 Plan, or to substitute similar options, then with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised shall be accelerated. In such a case, an outstanding option will terminate if the optionholder does not exercise it before the change in control.

Duration, Amendment and Termination.

      The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1992 Plan will terminate on March 11, 2006.

      The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or other securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 1992 Plan for stockholder approval.

Restrictions on Transfer

      Under the 1992 Plan, an incentive stock option may not be transferred by the optionholder otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionholder, an incentive stock option may be exercised only by the optionholder. A nonstatutory stock option is transferable to the extent provided in the option agreement. If the option agreement for a nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionholder only by the optionholder. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Incentive Stock Options. Incentive Stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

      There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

      If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year. Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionholder will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

      To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the a disqualifying disposition occurs.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

      There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3

    APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

      In February 2000, the Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 20,000,000 shares to 60,000,000 shares.

      The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

      In addition to the 11,309,828 shares of common stock outstanding at March 1, 2000, approximately 734,959 shares were issuable upon exercise of outstanding options or purchase rights and approximately 323,305 shares were reserved for future grants under the Company's stock option plans.

      Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The Company believes it is important to retain a significant reserve of authorized but unissued common stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In particular, the Company believes that maintaining a sufficient reserve of authorized but unissued common stock is important to preserving the Company's flexibility to enter into future financing opportunities. The Company expects to seek to raise additional capital through equity or debt financing, collaborations or through other sources.

      If approved, the proposed Amended and Restated Certificate of Incorporation would authorize additional shares of common stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. Any additional equity financings may be dilutive to shareholders, and a debt financing, if available, may involve restrictions on stock dividends and other restrictions on the Company.

      If the Amended and Restated Certificate of Incorporation is adopted, 40,000,000 additional shares of common stock of the Company will be available for issuance at the discretion of the Board of Directors, except that certain large issuances of shares may require shareholder approval in accordance with the requirements of the Nasdaq National Market and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations.

      The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of common stock have no preemptive rights to purchase any stock of the Company. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of common stock. No actions are currently being taken with respect to any large issuance of additional shares.

      The flexibility of the Board of Directors to issue additional shares of stock could also enhance the Board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed Amended and Restated Certificate of Incorporation, the authorized but unissued shares of common stock (as well as the existing authorized but unissued shares of preferred stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

      The affirmative vote of the holders of a majority of the shares of common stock of the Company will be required to approve the Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

             MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                             IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

             MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                             IN FAVOR OF PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 15, 2000, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the common stock; (ii) each Named Executive Officer of the Company listed on the Summary Compensation Table; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.

                                                                    Common Stock(1)
                                                              ------------------------
                                                                Number
Name of Beneficial Owner                                       of Shares       Percent
------------------------                                       ---------       -------

Cannon Street Fund Ltd....................................      565,000          5.0%
  c/o Meridian Venture Group
  R.R. Box 272
  Charlottesville, VA 22314
Sam Eletr, Ph.D.(2).......................................      441,259          3.9%
Edward C. Albini(3).......................................       71,553          **
William K. Bowes, Jr.(4)..................................      175,163          1.6%
Sydney Brenner, M.B., D. Phil.(5).........................      336,000          3.0%
James C. Kitch(6).........................................       12,120          **
Stephen C. Macevicz, Ph.D.(7).............................       84,887          **
Norman J. W. Russell, Ph.D................................           --          **
Craig C. Taylor(8)........................................      379,601          3.4%
All directors and officers as a group (8 persons)(9)......    1,500,583         13.0%

------------
** Less than one percent.

(1) Except as otherwise noted, and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it. Percentage of beneficial ownership is based on 11,264,850 shares of common stock outstanding as of February 15, 2000, except as otherwise noted in the footnotes. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 15, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 198,000 shares of common stock issuable upon exercise of stock options held by Dr. Eletr that are exercisable within 60 days of February 15, 2000.

(3) Includes 20,833 shares of common stock issuable upon exercise of stock options held by Mr. Albini that are exercisable within 60 days of February 15, 2000.

(4) Includes 35,401 shares of common stock held by Mr. Bowes and 17,606 shares of common stock held by the William K. Bowes Charitable Remainder Trust. Also includes 122,156 shares of common stock held by entities affiliated with U.S. Venture Partners IV, L.P. or U.S.V.P. IV. Mr. Bowes, a director of Lynx, is a general partner of Presidio Management Group IV, the general partner of U.S.V.P. IV. Mr. Bowes shares the power to vote and control the disposition of shares held by U.S.V.P. IV and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Bowes disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(5) Includes 76,000 shares of common stock issuable upon exercise of stock options held by Dr. Brenner that are exercisable within 60 days of February 15, 2000.

(6) Includes 2,287 shares of common stock and 9,833 shares of common stock issuable upon the exercise of stock options held by Mr. Kitch that are exercisable within 60 days of February 15, 2000. Mr. Kitch holds this option on behalf of Cooley Godward LLP. He shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Kitch disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(7) Includes 48,666 shares of common stock issuable upon exercise of stock options held by Dr. Macevicz that are exercisable within 60 days of February 15, 2000.

(8) Includes 15,497 shares of common stock held by Mr. Taylor. Also includes 364,104 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, a director of Lynx, is a general partner of AMC Partners 89, which is the general partner of Asset 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(9) Includes 503,866 shares of common stock held by entities affiliated with certain directors and 353,332 shares of common stock issuable upon exercise of stock options held by directors and officers that are exercisable within 60 days of February 15, 2000. See Notes 2 through 8 above.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the calendar year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with, except that (i) one report, covering the disposition of 4,000 shares, was filed late by Dr. Macevicz, and (ii) three reports, covering an aggregate of three transactions, were filed late by Ms. Kathleen D. La Porte, a former director of the Company.

                             EXECUTIVE COMPENSATION

Executive Officers

      The executive officers of the Company and certain information about them as of December 31, 1999 are listed below:

      Name                          Age    Company Positions
      ----                          ---    -----------------

      Sam Eletr, Ph.D.              60     Chairman of the Board
      Norman J. W. Russell, Ph.D.   47     President and Chief Executive Officer
      Edward C. Albini              42     Chief Financial Officer and Secretary
      Stephen C. Macevicz, Ph.D.    50     Vice President, Intellectual Property

      Sam Eletr, Ph.D., has served as Chairman of the Board of Lynx since February 1992. He resumed the position of Chief Executive Officer of Lynx from November 1996 to October 1999, a position he previously held from February 1992 through January 1996. In 1981, Dr. Eletr founded Applied Biosystems, Inc., a manufacturer of instruments and consumables for life science research and related applications, now a wholly-owned subsidiary of

PE Biosystems, and served as Chairman of the Board of Directors and in various executive positions at Applied Biosystems from its inception until March 1987.

      Norman J. W. Russell, Ph.D., joined Lynx in October 1999 as President and Chief Executive Officer and was elected to the Board of Directors in December 1999. Prior to joining Lynx, he was Head of Biological Science and Technology at AstraZeneca Pharmaceuticals. His previous positions in 20 years at Zeneca included Head of Target Discovery, Head of International Genomics and Head of Biotechnology. Dr. Russell earned a Ph.D. in Physiology from Glasgow University, Scotland.

      Edward C. Albini has served as Chief Financial Officer of Lynx since April 1997. He was elected Secretary in February 1998. From January 1983 to April 1997, Mr. Albini served in various financial management positions with Genentech, Inc., a biotechnology company. His most recent role at Genentech was as the Director of Financial Planning and Analysis. Mr. Albini holds a BS degree in Accounting from Santa Clara University and an MBA degree from the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Albini is also a certified public accountant.

      Stephen C. Macevicz, Ph.D., joined Lynx in September 1995 as Vice President, Intellectual Property. He was Senior Patent Attorney and chief patent counsel at Applied Biosystems, Inc. from 1992 to August 1995 and, from 1986 to 1992, Patent Counsel at DNAX Research Institute of Molecular and Cellular Biology, a research subsidiary of Schering-Plough Corporation. He received his law degree from the University of California, Berkeley, Boalt Hall, and his Ph.D. in Biophysics from the University of California, Berkeley.

Compensation Tables

      Summary Compensation Table. The following table sets forth certain compensation paid by the Company during the calendar years ended December 31, 1999, 1998 and 1997, to its Chief Executive Officer and the two other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                 Long Term               Other
                                                                Annual         Compensation             Annual
Name and Principal Position                       Year         Salary(1)        Options(#)           Compensation
---------------------------                       ----         ---------       ------------          ------------

Sam Eletr, Ph.D.(2)..........................     1999       $ 236,716                --               $     --
  Chairman of the Board                           1998       $ 230,460                --                     --
                                                  1997       $ 196,131                --                     --

Norman J. W. Russell, Ph.D.(3)...............     1999       $ 109,527           200,000               $ 33,212(3)
  President & Chief Executive Officer

Edward C. Albini.............................     1999       $ 163,730                --               $    750(4)
  Chief Financial Officer                         1998       $ 147,336            50,000               $    750(4)
                                                  1997       $ 100,244(5)         50,000                     --

Stephen C. Macevicz, Ph.D....................     1999       $ 176,549            20,000               $    750(4)
  Vice President, Intellectual Property           1998       $ 167,611                --               $    750(4)
                                                  1997       $ 155,886                --               $    750(4)

------------
(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) Plan.

(2)   Dr. Eletr served as Chief Executive Officer of the Company until October
      1999.

(3) Dr. Russell joined the Company as President and Chief Executive Officer on October 18, 1999. Prior to this time, Dr. Russell was employed at Lynx Therapeutics GmbH, a wholly owned subsidiary of the Company, from July 1, 1999. Dr. Russell's compensation received while employed at Lynx GmbH is reflected under Other Annual Compensation.

(4) Contributions made by the Company to the Company's 401(k) Plan on behalf of such employee.

(5)   Mr. Albini joined the Company on April 17, 1997.

      Except as disclosed above, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid by the Company during the year ended December 31, 1999, to any of the Named Executive Officers.

Stock Option Grants and Exercises

      The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table, certain information regarding options granted during the year ended December 31, 1999.

                        Option Grants in Last Fiscal Year

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                        Individual Grants                                        Annual Rates
                    ------------------------------------------------------------------          of Stock Price
                        Number of          % of Total                                            Appreciation
                        Securities       Options Granted    Exercise or                        for Option Term(2)
                    Underlying Options    to Employees      Base Price      Expiration       --------------------
       Name              Granted        in Fiscal Year(1)     ($/sh)           Date           5%($)       10%($)
       ----         ------------------  -----------------   -----------     ----------       ------       -------

Stephen C. Macevicz       20,000              3.13%            11.50         12/08/09         144,646      366,561

Norman J. W. Russell     200,000              31.3%            11.31         07/01/09       1,422,560    3,605,045

------------
(1) Based on an aggregate of 639,000 options granted to employees of, and consultants to, the Company during the year ended December 31, 1999, including the Named Executive Officer.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that option is exercised and sold on the last day of the term for the appreciated stock price.

      The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 1999, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's common stock as of December 31, 1999 ($32.38 per share).

                     Aggregated Option Exercises in the Year
                    Ended December 31, 1999 and Option Values

                                                                                       Value of Unexercised
                                                        Number of Unexercised         In-the-Money Options at
                          Shares                         Options at Year-End                Year-End (1)
                        Acquired on    Value         ---------------------------     ----------------------------
   Name                  Exercise    Realized(1)     Exercisable   Unexercisable     Exercisable    Unexercisable
   ----                 -----------  -----------     -----------   -------------     -----------    -------------

Sam Eletr                 --         $  --             190,583          26,917      $5,784,645        $822,954
Norman J. W. Russell      --            --                   0         200,000               0       4,214,000
Edward C. Albini          --            --              18,333          31,667         318,627         550,372
Stephen C. Macevicz       --            --              42,000          32,000       1,342,822         802,447

------------
(1) Based on the fair market value of the Company's common stock at December 31, 1999 ($32.38), minus the exercise price of the options, multiplied by the number of shares underlying the options.

Employment Severance and Change of Control Agreements

      In October 1999, the Company entered into an employment agreement with Dr. Norman J.W. Russell, President and Chief Executive Officer, providing for an annual compensation of $255,000 per year and an option to purchase 200,000 shares of common stock at an exercise price of $11.31 per share subject to a five-year vesting schedule. If Dr. Russell is terminated due to a change in control of the Company, Dr. Russell's shares covered by the option shall accelerate so that fifty percent of the then unvested shares covered by the option shall immediately vest and become exercisable upon the effective date of the change in control. The Company also provided Dr. Russell with a loan in the amount of $250,000 for the sole purpose of the purchase of a house, which loan shall be secured by the property, and is forgivable over a four-year period.

                     REPORT OF THE COMPENSATION COMMITTEE(1)

General

      The Company became a public reporting company in December l993, when the Company registered its common stock and Series A preferred stock under the Exchange Act, and the Compensation Committee was established in March l994. Accordingly, the Compensation Committee made the primary compensation determinations for the Company's officers during the year ended December 31, 1999, including the establishment of base salaries, consideration of bonuses and stock option grants. During 1999, the members of the Compensation Committee were Kathleen La Porte and Craig Taylor. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 1999:

Compensation Philosophy

      The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

      Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

      Bonuses. During 1999, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the early stages of the Company's development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards, and the Company may consider such awards in the future.

      Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on the Nasdaq Stock Market on the last market trading day prior to the day of determination. Employees receive value from these grants only if the common stock appreciates in the long term.

----------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Chief Executive Officer Compensation

      Dr. Eletr's compensation was established in accordance with the criteria described above and was determined by the Board primarily on the basis of the salary received by Dr. Eletr in 1998 and pursuant to discussions between the Board and Dr. Eletr, with particular consideration given to Dr. Eletr's equity ownership position in the Company. In establishing compensation, the Board was mindful of the near complete dependence on Dr. Eletr for the success and direction of the Company given its early stage of operation as an independent entity. Because of his ownership position in the Company, the salary established by the Board may not reflect a salary that would otherwise be required to competitively compensate and retain Dr. Eletr and may not be indicative of future compensation.

      Dr. Russell joined the Company as President and Chief Executive Officer in October 1999. Pursuant to the terms of an employment agreement, Dr. Russell receives an annual compensation of $255,000 per year and received an option to purchase 200,000 shares of common stock at an exercise price of $11.31 per share, subject to a five-year vesting schedule. Dr. Russell's compensation was established in accordance with the criteria described above. The Compensation Committee set Dr. Russell's total annual compensation at a level it believes is competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although at the middle of the range. In addition, Dr. Russell's stock option grant is at a level and subject to terms that the Compensation Committee believes will properly motivate and retain Dr. Russell as the President and Chief Executive Officer of the Company.

Certain Tax Considerations

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.

      From the members of the Compensation Committee:

            William K. Bowes, Jr. (effective February 22, 2000)
            Kathleen D. LaPorte (resigned February 1, 2000)
            Craig Taylor

Stock Performance Graph

      The following graph compares the 24-month cumulative total stockholder return on the common stock of the Company to that of the S&P Biotechnology Index, the Nasdaq Stock Market and the Hambrecht & Quist Biotechnology Index.*

 [The following table was represented as a line graph in the printed material.]

                 COMPARISON OF 24 MONTH CUMULATIVE TOTAL RETURN*
      AMONG LYNX THERAPEUTICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE S & P BIOTECHNOLOGY INDEX AND THE CHASE H & Q BIOTECHNOLOGY INDEX

                                 12/30/1997   12/97     3/98     6/98     9/98    12/98     3/99     6/99     9/99    12/99
                                 -------------------------------------------------------------------------------------------
LYNX THERAPEUTICS, INC.             100.00   126.21    77.67    72.82    63.11    89.32    72.82    87.86    87.38   251.46
NASDAQ STOCK MARKET (U.S.)          100.00    98.28   115.02   118.18   106.64   138.58   155.31   169.95   174.07   256.45
S & P BIOTECHNOLOGY                 100.00   105.87   119.07   127.87   147.79   204.52   292.89   238.13   318.81   469.90
CHASE H & Q BIOTECHNOLOGY           100.00    98.54   112.93   105.52   111.56   150.05   169.05   179.25   208.59   320.74

* $100 INVESTED ON 12/30/97 IN STOCK OR ON 11/30/97 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

      As noted above, the Company's Compensation Committee was established in March 1994 by two non-employee directors, Ms. Kathleen La Porte and Mr. Craig Taylor. The Compensation Committee is currently composed of two non-employee directors: Messrs. Bowes and Taylor. Mr. Bowes joined the Compensation Committee in February 2000, following the resignation of Ms. La Porte, who served on the committee until her resignation from the Company's Board of Directors in February 2000. There were no officers or employees of the Company who participated in deliberations of the Company's Compensation Committee concerning executive officer compensation during the year ended December 31, 1999.

Certain Relationships and Related Transactions

      In November 1999, the Company entered into a loan agreement with Norman J.
W. Russell, Ph.D., officer of the Company. The loan is in the amount of $250,000, secured by a second mortgage on real property, with interest accruable at the rate of 6.2% per annum, and subject to early repayment under specified circumstances. The principal and interest on the loan will be forgiven, based on Dr. Russell's continuous employment over a four-year period, in the following amounts: 50% on the second anniversary date of employment; and 25% on each of the third and fourth anniversary dates of employment.

      In April 1997, the Company entered into a full-recourse loan agreement with Edward C. Albini, an officer of the Company. A note receivable of $250,000 was issued under a stock purchase agreement for the purchase of 50,000 shares of common stock whereby all the shares issued under the agreement are pledged as collateral. The outstanding principal amount is due and payable in full in April 2002, subject to an obligation to prepay under specified circumstances. Interest is payable upon the expiration or termination of the note and accrues at the rate of 6.49% per annum.

      For legal services rendered during the calendar year ended December 31, 1999, the Company paid approximately $226,000 to Cooley Godward LLP, the Company's counsel, of which Mr. Kitch, a director of the Company, is a partner.

      The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and executive officers.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              /s/ Edward C. Albini
                                              Edward C. Albini
                                              Secretary

April 18, 2000

      A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the period ended December 31, 1999, is available without charge upon written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, California 94545.

                             LYNX THERAPEUTICS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

      The undersigned hereby appoints Norman J. W. Russell, Ph.D. and Edward C. Albini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company's principal executive offices, 25861 Industrial Blvd., Hayward, CA 94545 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW AND A VOTE FOR PROPOSAL 2, 3 AND 4.

1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

         NOMINEES: Sam Eletr, William K. Bowes, Jr., Sydney Brenner, James C. Kitch, Norman J. W. Russell, Craig C. Taylor

2. To approve the Company's 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000.

3. To approve the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.